Exhibit 31.2

Certification of Chief Financial Officer

I, Ozan Pamir, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2021, of 180 Life Sciences Corp. (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2022

/s/ Ozan Pamir
Ozan Pamir
Interim Chief Financial Officer
(Principal Financial/Accounting Officer)